Exhibit 99.1

Press Release

CONTACT:

Tricia Haugeto

Array BioPharma Inc.

303-386-1193

thaugeto@arraybiopharma.com

ARRAY BIOPHARMA ANNOUNCES KSP ANTI-CANCER PROGRAM

-Array Advances a Novel Class of KSP Inhibitors as Promising Anti-Cancer Therapy-

Boulder, Colo., (March 14, 2006) - Array BioPharma Inc. (Nasdaq: ARRY) today announced that a scientific poster on its KSP anti-cancer program will be presented at the 4th International Symposium on Targeted Anti-Cancer Therapies in Amsterdam, The Netherlands.

Event:	4th International Symposium on Targeted Anti-cancer Therapies
Poster:	“ARRY-649: A Potent and Efficacious KSP Inhibitor” Abstract and Poster # P.203
Date:	March 16 - 18, 2006
Location:	Vrije University, Amsterdam, The Netherlands

If you are interested in viewing Array’s KSP poster, as well as other Array posters, please visit www.arraybiopharma.com.

KSP Program

Array has invented Kinesin Spindle Protein (KSP) inhibitors with sub-nanomolar potency in both enzymatic and cellular assays.  These inhibitors are anti-mitotic, leading to cancer cell death.  In vivo, Array’s lead KSP inhibitors caused marked tumor regression in preclinical models of human cancer at tolerated doses, often leading to durable responses.  These highly soluble inhibitors can be delivered intravenously without requiring enabling formulations.  Based on these preclinical results and the medical community’s growing interest in this target, we are accelerating development of a lead compound into regulated safety assessment testing.

Additionally, Array will be presenting an update on its ErbB-2 / EGFR inhibitor, ARRY-334543 at the conference:

Presentation:	“ARRY-334543, a potent, reversible, ATP-competitive ErbB receptor family inhibitor, in clinical development” Abstract O.1102
Date:	March 18, 2006

ErbB-2 / EGFR Inhibitor Program

ARRY-334543 is an oral, selective, reversible, small molecule tyrosine kinase inhibitor of both ErbB-2 (Her-2/neu) and EGFR.  The compound possesses improved physiochemical properties relative to compounds directed at these targets currently in

-more-

clinical development, providing superior exposure and equivalent or greater efficacy in preclinical models of human cancer.  ARRY-334543 is currently in a Phase I clinical trial.

Other Array Anti-cancer Programs:

ErbB-2 Selective Inhibitor Program

We have also identified potent, orally active, selective inhibitors of ErbB-2, that demonstrate efficacy in ErbB-2 driven models of human cancer and enhanced efficacy in combination with Herceptin®.  We continue to evaluate additional selective inhibitors of ErbB-2 in advanced preclinical pharmacology and safety studies.

MEK Program

Array continues to study ARRY-142886 (AZD6244), a potent, selective, orally active small molecule MEK inhibitor in a Phase Ib clinical trial in cancer patients.  An update of this compound will be given at the 2006 AACR annual meeting in April.

About Array BioPharma

Array BioPharma Inc. is a biopharmaceutical company focused on the discovery, development and commercialization of targeted small molecule drugs to treat life threatening and debilitating diseases.  Our proprietary drug development pipeline is focused on the treatment of cancer and inflammatory disease and includes clinical candidates that are designed to regulate therapeutically important targets.  In addition, leading pharmaceutical and biotechnology companies collaborate with Array to discover and develop drug candidates across a broad range of therapeutic areas. For more information on Array, please go to www.arraybiopharma.com.

Forward-Looking Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve significant risks and uncertainties, including those discussed in our annual report filed on form 10-K for the year ended June 30, 2005, and in other reports filed by Array with the Securities and Exchange Commission. Because these statements reflect our current expectations concerning future events, our actual results could differ materially from those anticipated in these forward-looking statements as a result of many factors. These factors include, but are not limited to, our ability to achieve and maintain profitability, the extent to which the pharmaceutical and biotechnology industries are willing to in-license drug candidates for their product pipelines and to collaborate with and fund third parties for their drug discovery activities, our ability to out-license our proprietary candidates on favorable terms, our ability to continue to fund and successfully progress internal research efforts and to create effective, commercially viable drugs, risks associated with our dependence on our collaborators for the clinical development and commercialization of our out-licensed drug candidates, the ability of our collaborators and of Array to meet drug objectives, including clinical trials, tied to milestones and royalties, and our ability to attract and retain experienced scientists and management. We are providing this information as of March 14, 2006. We undertake no duty to update any forward-looking statements to reflect the occurrence of events or circumstances after the date of such statements or of anticipated or unanticipated events that alter any assumptions underlying such statements.

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